UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

March 28, 2022 (March 25, 2022)

Date of Report (Date of earliest event reported)

TERRAN ORBITAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-40170	98-1572314
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6800 Broken Sound Parkway, Suite 200 Boca Raton, Florida		33487
(Address of principal executive offices)		(Zip code)

(561) 988-1704

(Registrant’s telephone number, including area code)

Tailwind Two Acquisition Corp.

150 Greenwich Street, 29th Floor

New York, New York 10006

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	LLAP	New York Stock Exchange
Warrants to purchase one share of common stock, each at an exercise price of $11.50 per share	LLAP WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period or complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

INTRODUCTORY NOTE

Terms used in this Current Report on Form 8-K (this “Report”) but not defined herein, or for which definitions are not otherwise incorporated by reference herein, shall have the meaning given to such terms in the Proxy Statement/Prospectus (as defined below) and such definitions are incorporated herein by reference.

This Report incorporates by reference certain information from reports and other documents that were previously filed with the Securities and Exchange Commission (the “SEC”), including certain information from the Proxy Statement/Prospectus. To the extent there is a conflict between the information contained in this Report and the information contained in such prior reports and documents and incorporated by reference herein, the information in this Report controls.

Domestication and Merger Transaction

As previously announced, Tailwind Two Acquisition Corp. (“Tailwind Two” and, after the Domestication as described below, “Terran Orbital”), a Cayman Islands exempted company, previously entered into an Agreement and Plan of Merger, dated as of October 28, 2021, as amended by Amendment No. 1 thereto dated February 8, 2022 and Amendment No.2 thereto dated March 9, 2022 (as so amended, the “Merger Agreement” or the “Business Combination Agreement”), by and among Tailwind Two, Titan Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and Terran Orbital Corporation, a Delaware corporation (“Old Terran Orbital”, which after the Merger (as defined below) was renamed Terran Orbital Operating Corporation).

On March 25, 2022, Tailwind Two, Merger Sub and Old Terran Orbital entered into an Acknowledgement and Waiver that waived the condition in the Merger Agreement that Tailwind Two shareholders shall not have elected to redeem greater than 85% of the shares of Tailwind Two Class A ordinary shares pursuant to the Acquiror Shareholder Redemption prior to the effectiveness of the Domestication (as defined below).

On March 25, 2022, as contemplated by the Merger Agreement and described in the section titled “Proposal No. 2 - The Domestication Proposal” beginning on page 157 of the final prospectus and definitive proxy statement, dated February 14, 2022 (the “Proxy Statement/Prospectus”) and filed with the Securities and Exchange Commission (the “SEC”), Tailwind Two filed a notice of deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and filed a certificate of incorporation and a certificate of corporate domestication with the Secretary of State of the State of Delaware, under which Tailwind Two was domesticated and continued as a Delaware corporation (the “Domestication”).

As a result of and upon the effective time of the Domestication, among other things, (i) all of the outstanding shares of Tailwind Two were converted into Terran Orbital’s common stock, par value $0.0001 per share (the “Terran Orbital Common Stock”) and (ii) each issued and outstanding whole warrant to purchase Tailwind Two Class A ordinary shares was converted into a warrant to purchase one share of Terran Orbital Common Stock at an exercise price of $11.50 per share on the terms and conditions set forth in the Tailwind Two Warrant Agreement, dated as of March 9, 2021, between Tailwind Two and Continental Stock Transfer & Trust Company.

As previously reported on the Current Report on Form 8-K filed with the SEC on March 22, 2022, Tailwind Two held an extraordinary general meeting, at which Tailwind Two’s shareholders voted to approve the proposals outlined in the Proxy Statement/Prospectus, including, among other things, the adoption of the Merger Agreement and the Domestication. On March 25, 2022, as contemplated by the Merger Agreement and described in the section titled “Proposal No. 1 - The Business Combination Proposal” beginning on page 111 of the Proxy Statement/Prospectus, Terran Orbital consummated the merger transaction contemplated by the Merger Agreement, whereby Merger Sub merged with and into Old Terran Orbital, the separate corporate existence of Merger Sub ceasing and Old Terran Orbital being the surviving corporation and a wholly-owned subsidiary of Terran Orbital (the “Merger” and, together with the Domestication, the “Business Combination”). At the effective time in connection with the Merger, Tailwind Two changed its name to “Terran Orbital Corporation”.

At the effective time, each outstanding share of Terran Orbital (including shares of Old Terran Orbital common stock issued and outstanding as of immediately prior to the effective time pursuant to the Terran Orbital Preferred Stock Conversion and the Terran Orbital Warrant Settlement, in each case after giving effect thereto, and other than treasury shares and shares with respect to which appraisal rights under the DGCL are properly exercised and not withdrawn) was automatically converted into the right to receive a number of shares of Terran Orbital Common Stock, outstanding Old Terran Orbital options to purchase shares of Old Terran Orbital (whether vested or unvested) were exchanged for comparable options to purchase Terran Orbital Common Stock and the outstanding and unvested restricted stock units of Old Terran Orbital were cancelled in exchange for comparable restricted stock unit awards to be settled in shares of Terran Orbital Common Stock, in each case, based on the final exchange ratio of 27.585069, which was calculated as set forth in the Proxy Statement/Prospectus.

The foregoing description of the Business Combination does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement, which is attached hereto as Exhibits 2.1, 2.2 and 2.3 and is incorporated herein by reference.

PIPE Financing (Private Placement)

As previously announced, on October 28, 2021, concurrently with the execution of the Merger Agreement, Tailwind Two entered into subscription agreements (the “Subscription Agreements”) with certain investors (the “PIPE Investors”) and an affiliate of Mr. Daniel Staton, a director and shareholder of Terran Orbital (the “Insider PIPE Investor”, and together with the PIPE Investors, the “Investors”). Pursuant to the Subscription Agreements, the Investors agreed to subscribe for and purchase, and Tailwind Two agreed to issue and sell to such Investors, immediately prior to the Closing, an aggregate of 5,080,409 shares of Tailwind Two Class A ordinary shares for a purchase price of $10.00 per share, for aggregate gross proceeds of approximately $50.8 million (the “PIPE Financing”). The PIPE Financing was consummated substantially concurrently with the Closing.

As described above, upon the effective time all of the outstanding shares of Tailwind Two were converted into Terran Orbital Common Stock. Immediately after giving effect to the redemption of Class A ordinary shares of Tailwind Two in connection with the Business Combination, the Business Combination, the PIPE Investment and the issuance of Terran Orbital Common Stock pursuant to the the Stock and Warrant Purchase Agreement (as defined below), there were 137,295,455 shares of Terran Orbital Common Stock and Terran Orbital warrants outstanding. Upon the consummation of the Business Combination, Tailwind Two’s ordinary shares, warrants and units ceased trading on the New York Stock Exchange (the “NYSE”), and Terran Orbital’s common stock and warrants will begin trading on March 28, 2022 on the NYSE under the symbols “LLAP” and “LLAP WS,” respectively. Immediately after giving effect to the Business Combination, the PIPE Financing and the issuance of Terran Orbital Common Stock pursuant to the the Stock and Warrant Purchase Agreement, (1) Tailwind Two’s public shareholders owned approximately 2.1% of the outstanding Terran Orbital Common Stock, (2) Old Terran Orbital stockholders owned approximately 82.1% of the outstanding Terran Orbital Common Stock, (3) the PIPE Investors owned approximately 3.7% of the outstanding Terran Orbital Common Stock (4) the Debt Providers (as defined below) owned approximately 6.1% of the outstanding Terran Orbital Common Stock issued in connection with the Stock and Warrant Purchase Agreement (as defined below) and (5) the Tailwind Two Sponsor LLC (the “Tailwind Two Sponsor”) owned approximately 5.9% of the outstanding Terran Orbital common stock.

Investor Rights Agreement and Amendment

Concurrently with the execution of the Merger Agreement, Old Terran Orbital, Tailwind Two, the Tailwind Two Sponsor, Tommy Stadlen, certain of Old Terran Orbital’s stockholders and other parties thereto, including Daniel Staton, Lockheed Martin (as defined below), Beach Point (as defined below) and Francisco Partners (as defined below), entered into an investor rights agreement (the “Investor Rights Agreement”), pursuant to which, such parties were granted certain customary registration rights with respect to their respective Registrable Securities (as defined in the Investor Rights Agreement), in each case, on the terms and subject to the conditions set forth therein. The Investor Rights Agreement provides that Terran Orbital will grant the investors party thereto certain customary registration rights. Terran Orbital will, within 45 days after the consummation of the Business Combination, file with the SEC a registration statement registering the resale of such shares of Terran Orbital Common Stock and will use its commercially reasonable efforts to have such registration statement declared effective as soon as practicable after the filing thereof and will not be subject to any form of monetary penalty for its failure to do so; provided however that other than Francisco Partners, and subject to certain exceptions (including as discussed below), the investors shall be subject to a six month lock-up after the consummation of the Business Combination.

On March 25, 2022, Old Terran Orbital, Tailwind Two, the Tailwind Two Sponsor, Tommy Stadlen, certain of Old Terran Orbital’s stockholders and other parties thereto entered into that certain First Amendment to Investor Rights Agreement (the “Investor Rights Agreement Amendment”), which amended the Investor Rights Agreement lockup to provide that an additional 2,400,000 shares of Terran Orbital Common Stock issued to affiliates of Beach Point (as defined below) shall not be subject to the lockup. Following the consummation of the Business Combination, approximately 82.7% of the New Terran Common Stock is subject to the Investor Rights Agreement lockup.

The foregoing description of the Investor Rights Agreement and Investor Rights Agreement Amendment do not purport to be complete and are qualified in their entirety by the full text of the Investor Rights Agreement and Investor Rights Agreement Amendment, which are attached hereto as Exhibits 10.8 and 10.9 and are incorporated herein by reference.

Sponsor Letter Agreement and Amendment

Concurrently with the execution of the Business Combination Agreement, (a) Tailwind Two, (b) the Tailwind Two Sponsor, (c) Old Terran Orbital and (d) each of Philip Krim, Chris Hollod, Matthew Eby, Tommy Stadlen, Wisdom Lu, Boris Revsin and Michael Kim, each of whom is a member of the Tailwind Two Board and/or management (collectively, the “Insiders”), entered into the Sponsor Letter Agreement, pursuant to which, among other things, the Tailwind Two Sponsor and Tommy Stadlen agreed to: (i) vote in favor of each of the transaction proposals to be voted upon at the Extraordinary General Meeting, including approval of the Business Combination Agreement and the transactions contemplated thereby (including the Merger); (ii) waive any adjustment to the conversion ratio set forth in the governing documents of Tailwind Two or any other anti-dilution or similar protection with respect to Tailwind Two (whether resulting from the transactions contemplated by the Subscription Agreements or otherwise); (iii) be bound by certain transfer restrictions with respect to his, her or its shares in Tailwind Two prior to the Closing; and (iv) agreed to be bound by certain covenants and agreements set forth in the Business Combination Agreement. In addition, pursuant to the Sponsor Letter Agreement, subject to, and conditioned upon the occurrence of, and effective as of immediately prior to, the closing of the Business Combination, each of Tailwind Two, the Tailwind Two Sponsor and the Insiders have agreed to terminate the lock-up provisions in respect of the Tailwind Two Class B Ordinary Shares that are set forth in Section 5(a) of that certain letter agreement, dated as of March 4, 2021, by and among Tailwind Two, the Tailwind Two Sponsor and the Insiders, which included, among other restrictions, a one year lock-up restriction on the Tailwind Two Class B Ordinary Shares following an initial business combination (subject to certain exceptions). Following the consummation of the Business Combination, the Tailwind Two Sponsor became subject to the lock-up provisions described in the Investor Rights Agreement. The Tailwind Two Sponsor currently holds 8,100,000 shares of New Terran Common Stock and 7,800,000 private placement warrants.

On March 25, 2022, Tailwind Two, the Tailwind Two Sponsor, Old Terran Orbital and the Insiders entered into that certain Amendment to the Sponsor Letter Agreement (the “Sponsor Letter Agreement Amendment”), which amended the Sponsor Letter Agreement to, among other things, forfeit 525,000 shares of Tailwind Two common stock (which were subsequently issued by Terran Orbital to certain of the Debt Providers immediately following the Closing pursuant to the Stock and Warrant Purchase Agreement) and terminate that certain Registration and Shareholder Rights Agreement, dated as of March 9, 2021, by and among the holders party thereto and Tailwind Two.

The foregoing description of the Sponsor Letter Agreement and Sponsor Letter Agreement Amendment do not purport to be complete and are qualified in their entirety by the full text of the Sponsor Letter Agreement and Sponsor Letter Agreement Amendment, which are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

Old Terran Orbital Holder Support Agreements and Amendments

Concurrently with the execution of the Merger Agreement, certain equityholders and noteholders of Old Terran Orbital (collectively, the “Old Terran Orbital Holders”) entered into transaction support agreements (collectively, the “Old Terran Orbital Holder Support Agreements”) with Tailwind Two and Old Terran Orbital, pursuant to which the Old Terran Orbital Holders agreed to, among other things, (i) consent to and vote in favor of the Merger Agreement and the transactions contemplated thereby and (ii) be bound by certain other covenants and agreements related to the Business Combination.

Affiliates of Lockheed Martin Corporation (“Lockheed Martin”) and Beach Point Capital Management (“Beach Point” and together with Lockheed Martin and Francisco Partners, the “Debt Providers”), each of which are noteholders of Old Terran Orbital, each further agreed, conditional upon certain other events, pursuant to the Old Terran Orbital Holder Support Agreements to, at their option, (a) exchange up to $25.0 million (in the case of Lockheed Martin) and $25.0 million (in the case of Beach Point) of aggregate principal amount of senior secured notes due 2026 (the “Existing Notes”) outstanding issued by Old Terran Orbital pursuant to the Note Purchase Agreement, dated as of March 8, 2021, by and among Old Terran Orbital, the guarantors party thereto, the purchasers party thereto and

Lockheed Martin, as authorized representative (as amended, the “Existing Note Purchase Agreement”), for the same principal amount of debt to be issued under, and governed by, a new loan agreement or note purchase agreement or (b) keep outstanding such amounts (up to $25.0 million (in the case of Lockheed Martin) and $25.0 million (in the case of Beach Point) of aggregate principal amount of Existing Notes outstanding) under the Existing Note Purchase Agreement, in each case of (a) or (b), such debt shall have substantially similar terms as the terms of the Francisco Partners Facility (as defined below), except that such replacement loans or notes will not have call protection ((a) and/or (b) collectively, the “Debt Rollover”). The $25.0 million Debt Rollover from Beach Point was available upon the Closing, and up to $25.0 million Debt Rollover from Lockheed Martin was available ratably with the availability of the Conditional Notes (as defined below) depending on the percentage of Tailwind Two Class A ordinary shares that are redeemed by shareholders in connection with the Business Combination.

On March 25, 2022, Old Terran Orbital entered into amendments to the Old Terran Orbital Holder Support Agreement with (i) affiliates of Lockheed Martin and (ii) affiliates of Beach Point, respectively (collectively, the “Old Terran Orbital Holder Support Agreement Amendments”), to, among other things, (i) permit the FP NPA Amendment No. 2 (as defined below) and the aggregate principal amount of the notes issued and to be issued under the FP Note Purchase Agreement (as defined below) on or prior to the closing date of the Merger to be reduced from $150 million to $119 million and (ii) with respect to the Old Terran Orbital Holder Support Agreement Amendment with Beach Point, (w) increase the principal amount of debt to be issued or continued pursuant to the Debt Rollover by Beach Point from $25 million to approximately $31.3 million, (x) provide for payment subordination of the debt to be issued or continued pursuant to the Debt Rollover by Beach Point to the Francisco Partners Facility (as defined below) (the “BP Subordination”), (y) increase the interest rate on the debt to be issued or continued pursuant to the Debt Rollover by Beach Point by 2.0% per annum payable in kind and (z) provide that Beach Point would receive an additional 2,400,000 shares of Terran Orbital Common Stock (the “Additional BP Shares”).

Upon funding of the Pre-Combination Notes (as defined below) on November 24, 2021, each of Lockheed Martin and Beach Point received from Old Terran Orbital penny warrants to purchase shares of common stock of Old Terran Orbital equal to 0.25% of the fully diluted shares of Old Terran Orbital on the same valuation and terms and conditions as provided to Francisco Partners in connection with the Pre-Combination Notes, exercisable only in the event that the Business Combination was not consummated. Upon the consummation of the Business Combination, such warrants terminated. Pursuant to that certain Stock and Warrant Purchase Agreement, dated as of March 25, 2022, by and among Tailwind Two, and affiliates of Lockheed Martin, Beach Point and Francisco Partners (as defined below) (the “Stock and Warrant Purchase Agreement”), as an inducement for consummating the Debt Rollover and the BP Subordination, each of Lockheed Martin and Beach Point received (1) 386,946 shares of Terran Orbital Common Stock equal to approximately 0.25% of the fully diluted shares of Terran Orbital Common Stock as of immediately following the Closing plus (2) 1,381,951 warrants to purchase Terran Orbital Common Stock with respect to approximately 0.83333% of the fully diluted shares of Terran Orbital Common Stock as of immediately following the Closing at a strike price of $10.00 per share (the “LM/BP Terran Warrants”), plus (3), in the case of Beach Point, the Additional BP Shares, in each case in accordance with the terms of the Stock and Warrant Purchase Agreement.

The foregoing descriptions of each of the Old Terran Holder Orbital Support Agreements, the Old Terran Orbital Holder Support Agreement Amendments and the Stock and Warrant Purchase Agreement do not purport to be complete and is qualified in their entirety by the full text of the form of Old Terran Orbital Holder Support Agreements, the Old Terran Orbital Holder Support Agreement Amendments and the Stock and Warrant Purchase Agreement, which are attached hereto as Exhibits 10.5, 10.6, 10.7 and 4.5, respectively, and are incorporated herein by reference.

Amendment to Existing Note Purchase Agreement

Pursuant to the terms of the relevant Old Terran Orbital Holder Support Agreements, on November 24, 2021 Lockheed Martin and Beach Point entered into the fifth amendment to the Existing Note Purchase Agreement (the “Fifth Amendment”) pursuant to which, as Required Purchasers under and as defined in the Existing Note Purchase Agreement, they, among other things, consented to Old Terran Orbital incurring obligations related to the Pre-Combination Notes (as defined below) under the FP Note Purchase Agreement (as defined below), aligning cash interest payments prior to March 8, 2024 with the terms of cash interest payments under the FP Note Purchase Agreement and the entry into a first lien intercreditor agreement. As previously disclosed on March 15, 2022, on March 9, 2022, the parties entered into the sixth amendment to Note Purchase Agreement (“Existing NPA Amendment No. 6”). Pursuant to the Existing NPA Amendment No. 6, the parties agreed, among other things, to consent to Old Terran Orbital incurring an additional $24.0 million of notes under the FP Note Purchase Agreement prior to the closing date of the Merger.

On March 25, 2022, Lockheed Martin and Beach Point entered into the seventh amendment to the Existing Note Purchase Agreement (the “Seventh Amendment”) to effect the Debt Rollover as contemplated in the Old Terran Orbital Holder Support Agreements, as amended, pursuant to which, among other things, (i) $25 million principal amount of the Existing Notes held by Lockheed Martin and approximately $31.3 principal amount of the Existing Notes held by Beach Point are continued and kept outstanding under the Existing Note Purchase Agreement, as so amended (the Existing Notes so continued, the “Rollover Notes”), (ii) the Existing Notes other than the Rollover Notes are repaid in full and (iii) the terms of the Existing Note Purchase Agreement are amended to have substantially similar terms as the terms of the Francisco Partners Facility, except that the Rollover Notes do not have call protection and were issued without original issue discount, and the Rollover Notes held by Beach Point bear an interest rate of 11.25% per annum, including 9.25% payable in cash and 2.0% payable in kind.

Francisco Partners Note Purchase Agreement

On November 24, 2021 (the “FP NPA Closing Date”), Old Terran Orbital entered into a note purchase agreement (the “FP Note Purchase Agreement”) with Wilmington Savings Fund Society, FSB, as agent, certain managed funds, affiliates, financing parties or investment vehicles of FP Credit Partners, L.P. (“Francisco Partners”), as the purchasers, and the guarantors from time to time party thereto to provide for the issuance and sale of senior secured notes in an aggregate principal amount up to $150.0 million (the “Francisco Partners Facility”), consisting of (i) $30.0 million of senior secured notes which were drawn on the FP NPA Closing Date (the “Pre-Combination Notes”) and (ii) up to an additional $120.0 million senior secured notes that are drawable at Closing (the “Combination Notes”), up to $100.0 million of which would be available in whole or in part (the “Conditional Notes”) depending on the percentage of Class A ordinary shares of Tailwind Two that are redeemed by shareholders in connection with the Business Combination. The other $20.0 million of the Combination Notes would be available at Closing regardless of the percentage of Class A ordinary shares of Tailwind Two that are redeemed. The Francisco Partners Facility has (i) a five-year maturity, bearing interest at a rate of 9.25% per annum (subject to increase in the event that (i) the Merger Agreement was terminated or (ii) the Business Combination failed to occur by the later of (x) April 28, 2022 and (y) to the extent extended pursuant to the Merger Agreement to a date no later than May 16, 2022, the Termination Date (as defined in the Merger Agreement as amended) (an “Enhanced Protection Event”)), (ii) an original issue discount (OID) of $5.0 million, which was paid on the FP NPA Closing Date and (iii) call protection. The availability of the Combination Notes was subject to the satisfaction of certain conditions as set forth in the FP Note Purchase Agreement.

The obligations of Old Terran Orbital under the Francisco Partners Facility are guaranteed by Tyvak Nano-Satellite Systems, Inc., and PredaSAR Corporation as of the FP NPA Closing Date, and will be guaranteed by each wholly-owned U.S. subsidiary established, created or acquired by Old Terran Orbital after the FP NPA Closing Date and by Terran Orbital following the consummation of the Business Combination (the “Guarantors”), subject to certain exceptions. The obligations are secured by substantially all assets of Old Terran Orbital and the Guarantors, subject to customary exceptions.

The Francisco Partners Facility requires Old Terran Orbital and its subsidiaries to make certain mandatory prepayments, with (i) 100% of net cash proceeds of all non- ordinary course asset sales or other dispositions of property and any extraordinary receipts, subject to the ability to reinvest such proceeds and certain other exceptions, and (ii) 100% of the net cash proceeds of any debt incurrence, other than debt permitted by the FP Note Purchase Agreement. Old Terran Orbital may prepay the Francisco Partners Facility at any time (i) in whole or in part if an Enhanced Protection Event has not occurred subject to payment of customary breakage costs and a customary make-whole premium for any voluntary prepayment prior to the date that is 12 months following the FP NPA Closing Date (the “Callable Date”), followed by a call premium of (x) 3.0% on or prior to the first anniversary of the Callable Date, (y) 2.00% after the first anniversary but on or prior to the second anniversary of the Callable Date, and (z) thereafter at par and (ii) in whole if an Enhanced Protection Event has occurred, subject to payment of customary breakage costs and a customary make-whole premium for any voluntary prepayment prior to the maturity date.

The Francisco Partners Facility contains certain customary affirmative covenants, negative covenants and events of default. In addition, on the FP NPA Closing Date but before giving effect to entry into the FP NPA Amendment No. 2 (as defined below), commencing with the first fiscal quarter ending after the Closing Date, the Francisco Partners Facility had a liquidity maintenance financial covenant that, subject to certain conditions, requires that as of the last day of each fiscal quarter, Terran Orbital, Old Terran Orbital and its subsidiaries have an aggregate amount of unrestricted cash and cash equivalents of at least the greater of (a) $20.0 million and (b) an amount equal to 15% of the total funded indebtedness of Terran Orbital, Old Terran Orbital and its subsidiaries.

As previously disclosed on March 15, 2022, on March 9, 2022, the parties entered into Amendment No 1. to the FP Note Purchase Agreement (“FP NPA Amendment No. 1”). Pursuant to the FP Amendment No. 1, the parties agreed, among other things, to (i) permit the issuance and sale of an aggregate principal amount of $24.0 million of senior secured notes on March 9, 2022, (ii) increase the principal amount of senior secured notes that may be issued under the FP Note Purchase Agreement to up to $154.0 million and (iii) with respect to the issuance of the Conditional Notes, delete the condition that the Net Debt (as defined in the FP Note Purchase Agreement) equal $40.0 million or less and added the condition that Tailwind Two’s public shareholders shall not have elected to redeem a number of Tailwind Two’s Class A ordinary shares, that would result in greater than 85% of the aggregate number of Class A ordinary shares outstanding being redeemed (the “Redemption Condition”).

On March 25, 2022, the parties entered into Amendment No 2. to the FP Note Purchase Agreement (“FP NPA Amendment No. 2”). Pursuant to the FP Amendment No. 2, the parties agreed, among other things, to (i) remove the Redemption Condition, (ii) reduce the amount of the Conditional Notes that shall be issued on the closing date of the Merger from up to $100.0 million to a fixed amount of $65.0 million, as a result of which the aggregate principal amount of the senior secured notes issued under the FP Note Purchase Agreement as of the closing date of the Merger (excluding any interest paid in kind) shall be $119.0 million, (iii) permit the amount of the Debt Rollover by Beach Point to increase from $25 million to approximately $31.3 million, (iv) modify the minimum cash covenant from greater of (a) $20.0 million and (b) an amount equal to 15% of the total funded indebtedness to (x) $20.0 million in the case of the fiscal quarters ending March 31, 2022, June 30, 2022 and September 30, 2022, (y) $10.0 million in the case of the fiscal quarter ending December 31, 2022 and (y) thereafter, $20.0 million plus 15% of the total funded indebtedness other than, among others, the Debt Rollover and the indebtedness under the FP Note Purchase Agreement, (v) add a new financial covenant requiring Terran Orbital, Old Terran Orbital and its subsidiaries to have a minimum consolidated EBITDA of at least $0 commencing from the fiscal quarter ending December 31, 2023, which test commencement date may be postponed to the extent Terran Orbital meets certain equity raise milestones and (vi) conformed the scheduled maturity date to that of the Existing Note Purchase Agreement to April 1, 2026. Further, Beach Point entered into the BP Subordination as described above.

Upon funding of the Pre-Combination Notes on November 24, 2021, certain affiliates of Francisco Partners received from Old Terran Orbital penny warrants, exercisable only in the event that the Business Combination was not consummated, to purchase shares of common stock of Old Terran Orbital equal, in the aggregate, to 1.5% of the fully diluted shares of Old Terran Orbital. Upon the consummation of the Business Combination, such warrants terminated. Pursuant to the terms of the Stock and Warrant Purchase Agreement and as an inducement for entering into the FP Note Purchase Agreement, as amended by FP NPA Amendment No. 1 and FP NPA Amendment No. 2, and consummating the transactions contemplated thereby, certain affiliates of Francisco Partners were issued, immediately following the Closing, (1) 2,321,677 shares of Terran Orbital Common Stock equal to approximately 1.5% of the fully diluted shares of Terran Orbital Common Stock outstanding as of immediately following the Closing, (2) an additional 1.0 million shares of Terran Orbital Common Stock, plus (3) an additional 1,925,000 shares of Terran Orbital Common Stock. In addition, pursuant to the Stock and Warrant Purchase Agreement, certain affiliates of Francisco Partners were issued 8,291,704 warrants to purchase Terran Orbital Common Stock consisting, in the aggregate, of approximately 5.0% of Terran Orbital Common Stock on a fully diluted basis as of immediately following the Closing at a strike price of $10.00 per share, redeemable in full at the option of Francisco Partners for $25.0 million in cash on the third anniversary of the Closing Date.

The foregoing description of the Francisco Partners Facility does not purport to be complete and is qualified in its entirety by the full text of each of the FP Note Purchase Agreement, FP NPA Amendment No. 1 and FP NPA Amendment No. 2, which are attached hereto as Exhibits 10.17, 10.18 and 10.19, respectively, and are incorporated herein by reference.

Item 1.01	Entry into a Material Definitive Agreement.

The disclosure set forth in the “Introductory Note— Domestication and Merger Transaction”, “—PIPE Financing (Private Placement)”, “—Investor Rights Agreement and Amendment”, “—Sponsor Letter Agreement and Amendment”, “—Old Terran Orbital Holder Support Agreements and Amendments”, “—Amendment to Existing Note Purchase Agreement” and “—Francisco Partners Note Purchase Agreement” above are incorporated into this Item 1.01 by reference.

Indemnification Agreements

In connection with the Merger, on or around March 25, 2022, Terran Orbital entered into indemnification agreements with each of its directors and executive officers. These indemnification agreements provide that Terran Orbital will indemnify each of its directors and executive officers against any and all expenses incurred by such director or executive officer because of his or her status as one of Terran Orbital’s directors or executive officers, to the fullest extent permitted by Delaware law and Terran Orbital’s charter and bylaws. In addition, the indemnification agreements will provide that, to the fullest extent permitted by Delaware law, Terran Orbital will advance all expenses incurred by its directors or executive officers in connection with a legal proceeding involving his or her status as a director or executive officer.

The foregoing description of the indemnification agreements does not purport to be complete and is qualified in its entirety by the full text of the form of indemnification agreement, a copy of which is attached hereto as Exhibit 10.10 and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note—Domestication and Merger Transaction” above is incorporated into this Item 2.01 by reference. Terran Orbital will file an amendment to this Report on or prior to March 31, 2022 that will include the information required pursuant to Item 2.01(f) of Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure relating to the Francisco Partners Facility set forth under Item 1.01 of this Report, which is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth in the “Introductory Note” above is incorporated into this Item 3.02 by reference.

Terran Orbital issued the foregoing shares of common stock in transactions not involving an underwriter and not requiring registration under Section 5 of the Securities Act of 1933, as amended, in reliance on the exemption afforded by Section 4(a)(2) thereof.

Item 3.03	Material Modification to Rights of Security Holders.

On the Closing Date, in connection with the Business Combination, Tailwind Two changed its name to “Terran Orbital Corporation” and adopted the Certificate of Incorporation and Bylaws effective as of the Closing Date. Reference is made to the disclosure described in the Proxy Statement/Prospectus in the sections entitled “Description of New Terran Orbital Securities” beginning on page 297 and “Comparison of Corporate Governance and Shareholder Rights” beginning on page 294, which are incorporated herein by reference.

The Certificate of Incorporation and Bylaws of Terran Orbital contain material modifications to Terran Orbital’s authorized capital stock, shareholder voting rights, composition of board of directs, and nomination, liability, indemnification, and removal of directors.

The foregoing descriptions of the modifications to the rights of security holders pursuant to the Certificate of Incorporation and Bylaws do not purport to be complete and are qualified in their entirety by the full text of the Certificate of Incorporation and Bylaws, which are attached hereto as Exhibit 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 5.01	Changes in Control of the Registrant.

The information set forth in the section entitled “Introductory Note” of this Report is incorporated herein by reference. Terran Orbital will file an amendment to this Report on or prior to March 31, 2022 that will include the information required pursuant to Item 5.01(a)(8) of Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth above in the sections titled “Directors and Officers,” “Executive Compensation,” “Certain Relationships and Related Party Transactions” and “Indemnification of Directors and Officers” in Item 2.01 of this Report is incorporated herein by reference.

In addition, the Incentive Equity Plan became effective on the Closing Date. The material terms of the Incentive Equity Plan are described in the Proxy Statement/Prospectus in the section entitled “Proposal No. 10 - The Incentive Equity Plan Proposal” beginning on page 178, which is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure set forth in Item 3.03 of this Report is incorporated in this Item 5.03 by reference.

Item 8.01	Other Events.

As previously announced, Tailwind Two permitted shareholders to withdraw their redemption requests until 3:00 p.m. Eastern Time, on March 24, 2022. In addition, a third-party holder of Tailwind Two shares agreed to reverse its redemption of approximately one million shares in consideration for certain cash payments from the Tailwind Two Sponsor. As a result, a total of 31,565,677 Tailwind Two shares were presented for redemption.

On March 25, 2022 Tailwind Two and Old Terran Orbital issued a press release announcing the consummation of the Business Combination. The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

As a result of the Business Combination, Terran Orbital became the successor issuer to Tailwind Two. Pursuant to rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Terran Orbital’s common stock and warrants are deemed registered under Section 12(b) of the Exchange Act.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
2.1†	Agreement and Plan of Merger, dated as of October 28, 2021, by and among the Terran Orbital Corporation, Tailwind Two Acquisition Corp. and Titan Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K filed on October 28, 2021).

2.2	Amendment No. 1 to the Agreement and Plan of Merger, dated as of February 8, 2022, by and among Tailwind Two Acquisition Corp., Titan Merger Sub, Inc., and Terran Orbital Corporation (incorporated by reference to Exhibit 2.2 to Amendment No. 3 to the Registration Statement on Form S-4 (File No. 333-261378) filed on February 10, 2022).

Exhibit No.	Description

2.3	Amendment No. 2 to the Agreement and Plan of Merger, dated as of March 9, 2022, by and among Tailwind Two Acquisition Corp., Titan Merger Sub, Inc., and Terran Orbital Corporation (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K filed on March 15, 2022).

3.1	Certificate of Incorporation of Terran Orbital Corporation.

3.2	Bylaws of Terran Orbital Corporation.

3.3	Certificate of Amendment to the Certificate of Incorporation of Terran Orbital Corporation.

4.1	Certificate of Corporate Domestication of Tailwind Two Acquisition Corp.

4.2	Form of Common Stock Certificate of Terran Orbital Corporation

4.3	Warrant Agreement, dated as of March 9, 2021, between Tailwind Two Acquisition Corp. and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 from the Current Report on Form 8-K filed on March 10, 2021).

4.4	Private Placement Warrants Purchase Agreement, dated October between Tailwind Two Acquisition Corp. and Tailwind Two Sponsor LLC (incorporated by reference to Exhibit 10.3 from the Current Report on Form 8-K filed on March 10, 2021).

4.5	Stock and Warrant Purchase Agreement, dated March 25, 2022, by and among Tailwind Two Acquisition Corp., Terran Orbital Corporation, FP Credit Partners II, L.P., FP Credit Partners Phoenix II, L.P., BPC Lending II LLC and Lockheed Martin Corporation.

10.1	Sponsor Letter Agreement (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on October 28, 2021).

10.2	Amendment to Sponsor Letter Agreement, dated as of March 25, 2022, between Tailwind Two Sponsor, LLC, Tommy Stadlen, certain other persons, Tailwind Two Acquisition Corp. and Terran Orbital Corporation.

10.3	Form of Subscription Agreement (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed on October 28, 2021).

10.4	Form of Subscription Agreement (Insider PIPE Investor) (incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K filed on October 28, 2021).

10.5	Form of Terran Orbital Holder Support Agreement (incorporated by reference to Exhibit 10.4 to Current Report on Form 8-K filed on October 28, 2021).

10.6	Amendment to Terran Orbital Holder Support Agreement, dated as of March 25, 2022, Tailwind Two Acquisition Corp., Terran Orbital Corporation and BPC Lending II LLC.

10.7	Amendment to Terran Orbital Holder Support Agreement, dated as of March 25, 2022, Tailwind Two Acquisition Corp., Terran Orbital Corporation and Lockheed Martin Corporation.

10.8	Investor Rights Agreement, dated October 28, 2021, by and among Terran Orbital Corporation, Tailwind Two Acquisition Corp. and the other parties thereto (incorporated by reference to Exhibit 10.5).

10.9	First Amendment to Investor Rights Agreement, dated as of March 25, 2022, by and among Tailwind Two Acquisition Corp., Terran Orbital Corporation, and other parties thereto.

10.10	Form of Indemnification Agreement.

10.11	Investment Management Trust Account Agreement, dated March 9, 2021, between Tailwind Two Acquisition Corp. and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 10.1 from the Current Report on Form 8-K filed on March 10, 2021).

Exhibit No.	Description

10.12	Registration and Shareholder Rights Agreement, dated March 9, 2021, between Tailwind Two Acquisition Corp. and Tailwind Two Sponsor LLC (incorporated by reference to Exhibit 10.2 from the Current Report on Form 8-K filed on March 10, 2021).

10.13+	Terran Orbital Corporation 2021 Incentive Equity Award Plan.

10.14+	Amended and Restated Employment Agreement, dated as of October 23, 2021, by and between Marc Bell and Terran Orbital Corporation (incorporated by reference to Exhibit 10.8 to the Registration Statement on Form S-4 (File No. 333-261378) filed on November 26, 2021).

10.15+	Employment Agreement, dated as of March 15, 2021, by and between Anthony Previte and Terran Orbital Corporation (incorporated by reference to Exhibit 10.9 to the Registration Statement on Form S-4 (File No. 333-261378) filed on November 26, 2021).

10.16+	Employment Agreement, dated as of March 22, 2021, by and between Marco Villa and Terran Orbital Corporation (incorporated by reference to Exhibit 10.10 to the Registration Statement on Form S-4 (File No. 333-261378) filed on November 26, 2021).

10.17	Note Purchase Agreement, dated as of November 24, 2021, by and among Terran Orbital Corporation, the guarantors from time to time party thereto, the purchasers from time to time party thereto and Wilmington Savings Fund Society, FSB, as agent (incorporated by reference to Exhibit 10.11 to the Registration Statement on Form S-4 (File No. 333-261378) filed on November 26, 2021).

10.18	Amendment No. 1 to Note Purchase Agreement, dated as of March 9, 2022, by and among Terran Orbital Corporation, the guarantors from time to time party thereto, the purchasers from time to time party thereto and Wilmington Savings Fund Society, FSB, as agent (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on March 15, 2022).

10.19	Amendment No. 2 to Note Purchase Agreement, dated as of March 25, 2022, by and among Terran Orbital Corporation, the guarantors from time to time party thereto, the purchasers from time to time party thereto and Wilmington Savings Fund Society, FSB, as agent.

10.20#	Second Amended and Restated Strategic Cooperation Agreement, dated as of October 28, 2021, by and among Lockheed Martin Corporation, Terran Orbital Corporation, Tyvak Nano-Satellite Systems, Inc. and PredaSAR Corporation (incorporated by reference to Exhibit 10.12 to Amendment No. 3 to the Registration Statement on Form S-4 (File No. 333-261378) filed on February 10, 2022).

99.1	Press Release, dated March 25, 2022, announcing closing of the Business Combination.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†

Schedules and exhibits to this Exhibit omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

+	Indicates a management contract or compensatory plan.
#	Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRAN ORBITAL CORPORATION
(Registrant)

By:	/s/ Gary Hobart
Name: Gary Hobart
Title: Chief Financial Officer
Date: March 28, 2022